Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces Third Quarter 2021 Financial Results

New York, NY – October 29, 2021 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2021.

Financial Highlights

2021 Third Quarter
Net income attributable to W. P. Carey (millions)	$138.5
Diluted earnings per share	$0.74
Net income from Real Estate attributable to W. P. Carey (millions)	$130.9
Diluted earnings per share from Real Estate	$0.70

AFFO (millions)	$230.7
AFFO per diluted share	$1.24
Real Estate segment AFFO (millions)	$224.4
Real Estate segment AFFO per diluted share	$1.21

•Affirm 2021 AFFO guidance range of between $4.94 and $5.02 per diluted share, including Real Estate AFFO of between $4.82 and $4.90 per diluted, based on full-year investment volume of between $1.5 billion and $2.0 billion
•Quarterly cash dividend raised to $1.052 per share, equivalent to an annualized dividend rate of $4.208 per share

Real Estate Portfolio
•Investment volume of $1.23 billion year to date, including $1.19 billion during the first nine months and $40.7 million subsequent to quarter end
W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 1

•Gross disposition proceeds of $29.8 million during the third quarter, bringing total dispositions for the first nine months to $129.5 million
•Overall collection rate of over 99.5% for 2021 third quarter rent due
•Portfolio occupancy of 98.4%
•Weighted-average lease term of 10.6 years

Balance Sheet and Capitalization
•Completed an underwritten public offering under which approximately 5 million shares of common stock were sold through forward sale agreements at a gross offering price of $78.00 per share
•Settled forward sale agreements for total net proceeds of approximately $147 million
•Subsequent to quarter end, the Company completed its inaugural green bond offering, issuing $350 million of 2.450% Senior Unsecured Notes due 2032

MANAGEMENT COMMENTARY

“Our third quarter results keep us on pace to deliver strong AFFO per share growth for the year, driven primarily by our accelerated pace of investment activity, which is already a record for annual investment volume,” said Jason Fox, Chief Executive Officer of W. P. Carey. “We believe 2021 has established a new chapter of externally-driven growth for W. P. Carey, supported by our access to well-priced capital. And I’m proud to say our capital sources have expanded to include ESG-focused investors with our inaugural green bond offering earlier this month — an important milestone demonstrating our commitment to sustainability.

“We also remain uniquely poised to benefit from inflation, with the vast majority of our CPI-linked leases scheduled for rent increases over the next few quarters. Consequently, we believe W. P. Carey currently offers one of the best combinations of external and internal growth across the net lease sector, in addition to an attractive dividend yield.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2021 third quarter totaled $325.8 million, up 7.7% from $302.4 million for the 2020 third quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2021 third quarter were $320.8 million, up 7.9% from $297.4 million for the 2020 third quarter, due primarily to higher lease revenues resulting from net acquisitions and the positive impact on rent collections as businesses recover from the initial effects of the COVID-19 pandemic. Higher operating property revenues reflected increased occupancy at the Company’s remaining hotel operating property as its business recovers from the initial effects of the COVID-19 pandemic.

•Investment Management: Investment Management revenues, including reimbursable costs, for the 2021 third quarter were $4.9 million, substantially unchanged compared to the 2020 third quarter.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2021 third quarter was $138.5 million, down 7.3% from $149.4 million for the 2020 third quarter. Net income from Real Estate attributable to W. P. Carey was $130.9 million, which decreased due primarily to a lower aggregate gain on sale of real estate and an impairment charge of $16.3 million recognized in the current year period, partially offset by the impact of net acquisitions, the positive impact on rent collections as businesses recover from the initial effects of the COVID-19 pandemic and lower interest expense as a result of debt refinancings in prior quarters. The Company also recorded mark-to-market gains on its shares of Lineage Logistics totaling $52.9 million and $48.8 million, respectively, during the current and prior-year periods.

W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•AFFO for the 2021 third quarter was $1.24 per diluted share, up 7.8% from $1.15 per diluted share for the 2020 third quarter. The Real Estate segment generated AFFO (Real Estate AFFO) of $1.21 per diluted share, primarily reflecting higher lease revenues resulting from net investment activity, the positive impact on rent collections as businesses recover from the initial effects of the COVID-19 pandemic and lower interest expense.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on September 16, 2021 the Company’s Board of Directors declared a quarterly cash dividend of $1.052 per share, equivalent to an annualized dividend rate of $4.208 per share. The dividend was paid on October 15, 2021 to stockholders of record as of September 30, 2021.

AFFO GUIDANCE

•The Company has affirmed its guidance range for the 2021 full year and currently expects to report total AFFO of between $4.94 and $5.02 per diluted share, including Real Estate AFFO of between $4.82 and $4.90 per diluted share, based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $1.5 billion and $2.0 billion, which is unchanged;

(ii) dispositions from the Company's Real Estate portfolio of between $150 million and $250 million, which is unchanged; and

(iii) total general and administrative expenses of between $82 million and $84 million, which is unchanged.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•During the 2021 third quarter, the Company completed investments totaling $199.1 million, bringing total investment volume for the nine months ended September 30, 2021 to $1.19 billion.

•Subsequent to quarter end, the Company completed one additional investment for $40.7 million, bringing total investment volume year to date to $1.23 billion.

•As of September 30, 2021, the Company had five capital investments and commitments outstanding for an expected total investment of approximately $148.9 million, of which two investments and commitments totaling $97.3 million are currently scheduled to be completed during the 2021 fourth quarter.

Dividends Received

•During the 2021 third quarter, the Company received a quarterly $0.8 million cash dividend from its investment in preferred shares of Watermark Lodging Trust, the surviving entity from the CWI lodging funds it previously managed.

W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 3

Dispositions

•During the 2021 third quarter, the Company disposed of five properties for gross proceeds of $29.8 million, bringing total disposition proceeds for the nine months ended September 30, 2021 to $129.5 million.

COVID-19 Update on Rent Collections

•The Company received over 99.5% of contractual base rent that was due in the 2021 third quarter.

Composition

•As of September 30, 2021, the Company’s net lease portfolio consisted of 1,264 properties, comprising 152 million square feet leased to 358 tenants, with a weighted-average lease term of 10.6 years and an occupancy rate of 98.4%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

BALANCE SHEET AND CAPITALIZATION

Forward Equity Offerings

•As previously announced, on August 9, 2021, the Company completed an underwritten public offering of 5,175,000 shares of common stock under forward sale agreements (which included the full exercise of the underwriters' option to purchase additional shares) at a gross offering price of $78.00 per share, which was sold on a forward basis at an initial sale price of $77.15 per share, for gross proceeds of approximately $404 million.

•During the 2021 third quarter, the Company settled a portion of its outstanding forward sale agreements, issuing 2,012,500 shares of common stock for net proceeds of $147 million. As of September 30, 2021, the Company had 7,187,500 shares available for settlement under forward sale agreements, for anticipated net proceeds of approximately $539 million.

Green Bond Issuance – Subsequent to Quarter End

•As previously announced, on October 15, 2021, the Company completed an underwritten public offering of $350 million aggregate principal amount of 2.450% Senior Notes due February 1, 2032 in its inaugural green bond offering. The Company intends to fully allocate an amount equal to the net proceeds from this offering to recently completed or future eligible green projects.

Mortgage Debt Repayments – Subsequent to Quarter End

•During October 2021, the Company prepaid or repaid at maturity mortgages totaling $297.6 million, which had a weighted-average interest rate of 4.4%.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2021 third quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 29, 2021, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 4

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, October 29, 2021 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $20 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,264 net lease properties covering approximately 152 million square feet as of September 30, 2021. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

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Cautionary Statement Concerning Forward-Looking Statements and COVID-19 Update on Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox regarding our AFFO per share growth for the year, future externally-driven growth, and the potential benefits of an inflationary environment. These statements are based on the current expectations of our management and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to the effects of pandemics and global outbreaks of contagious diseases or the fear of such outbreaks (such as the current COVID-19 pandemic) and those additional risk factors discussed in reports that we have filed with the SEC could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2020. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections.

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W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
Assets
Investments in real estate:
Land, buildings and improvements (a)	$11,644,851	$10,939,619
Net investments in direct financing leases	633,190	711,974
In-place lease intangible assets and other	2,384,575	2,301,174
Above-market rent intangible assets	859,386	881,159
Investments in real estate	15,522,002	14,833,926
Accumulated depreciation and amortization (b)	(2,793,347)	(2,490,087)
Assets held for sale, net (c)	11,672	18,590
Net investments in real estate	12,740,327	12,362,429
Equity method investments (d)	361,835	283,446
Cash and cash equivalents	129,686	248,662
Due from affiliates	1,992	26,257
Other assets, net	997,318	876,024
Goodwill	903,976	910,818
Total assets	$15,135,134	$14,707,636

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,419,419	$5,146,192
Unsecured term loans, net	312,605	321,971
Unsecured revolving credit facility	254,463	82,281
Non-recourse mortgages, net	688,430	1,145,554
Debt, net	6,674,917	6,695,998
Accounts payable, accrued expenses and other liabilities	536,242	603,663
Below-market rent and other intangible liabilities, net	191,128	197,248
Deferred income taxes	147,107	145,844
Dividends payable	199,043	186,514
Total liabilities	7,748,437	7,829,267

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 186,284,955 and 175,401,757 shares, respectively, issued and outstanding	186	175
Additional paid-in capital	9,694,226	8,925,365
Distributions in excess of accumulated earnings	(2,121,936)	(1,850,935)
Deferred compensation obligation	49,810	42,014
Accumulated other comprehensive loss	(237,246)	(239,906)
Total stockholders’ equity	7,385,040	6,876,713
Noncontrolling interests	1,657	1,656
Total equity	7,386,697	6,878,369
Total liabilities and equity	$15,135,134	$14,707,636
________
(a)Includes $83.7 million and $83.5 million of amounts attributable to operating properties as of September 30, 2021 and December 31, 2020, respectively.
(b)Includes $1.4 billion and $1.2 billion of accumulated depreciation on buildings and improvements as of September 30, 2021 and December 31, 2020, respectively, and $1.4 billion and $1.3 billion of accumulated amortization on lease intangibles as of September 30, 2021 and December 31, 2020, respectively.
(c)At September 30, 2021, we had three properties classified as Assets held for sale, net. At December 31, 2020, we had four properties classified as Assets held for sale, net, all of which were sold in 2021.
(d)Our equity method investments in real estate totaled $296.4 million and $226.9 million as of September 30, 2021 and December 31, 2020, respectively. Our equity method investments in the Managed Programs totaled $65.4 million and $56.6 million as of September 30, 2021 and December 31, 2020, respectively.

W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Revenues
Real Estate:
Lease revenues	$314,194	$305,310	$293,856
Operating property revenues	4,050	3,245	1,974
Lease termination income and other	2,597	6,235	1,565
	320,841	314,790	297,395
Investment Management:
Asset management and other revenue	3,872	3,966	3,748
Reimbursable costs from affiliates	1,041	968	1,276
	4,913	4,934	5,024
	325,754	319,724	302,419
Operating Expenses
Depreciation and amortization	115,657	114,348	108,351
General and administrative	19,750	20,464	19,399
Impairment charges	16,301	—	—
Reimbursable tenant costs	15,092	15,092	15,728
Property expenses, excluding reimbursable tenant costs	13,734	11,815	11,923
Stock-based compensation expense	4,361	9,048	4,564
Operating property expenses	3,001	2,049	1,594
Reimbursable costs from affiliates	1,041	968	1,276
Merger and other expenses	(908)	(2,599)	(596)
	188,029	171,185	162,239
Other Income and Expenses
Other gains and (losses) (a)	49,219	7,545	44,648
Interest expense	(48,731)	(49,252)	(52,537)
Earnings (losses) from equity method investments	5,735	(156)	1,720
Gain on sale of real estate, net	1,702	19,840	20,933
Non-operating income (b)	1,283	3,065	465
	9,208	(18,958)	15,229
Income before income taxes	146,933	129,581	155,409
Provision for income taxes	(8,347)	(9,298)	(5,975)
Net Income	138,586	120,283	149,434
Net income attributable to noncontrolling interests	(39)	(38)	(37)
Net Income Attributable to W. P. Carey	$138,547	$120,245	$149,397

Basic Earnings Per Share	$0.75	$0.67	$0.85
Diluted Earnings Per Share	$0.74	$0.67	$0.85
Weighted-Average Shares Outstanding
Basic	185,422,639	180,099,370	174,974,185
Diluted	186,012,478	180,668,732	175,261,812

Dividends Declared Per Share	$1.052	$1.050	$1.044
W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2021	2020
Revenues
Real Estate:
Lease revenues	$921,269	$856,269
Lease termination income and other	11,059	9,991
Operating property revenues	9,474	9,368
	941,802	875,628
Investment Management:
Asset management and other revenue	11,792	18,603
Reimbursable costs from affiliates	3,050	7,717
	14,842	26,320
	956,644	901,948
Operating Expenses
Depreciation and amortization	340,327	332,022
General and administrative	62,297	57,616
Reimbursable tenant costs	45,942	42,699
Property expenses, excluding reimbursable tenant costs	36,432	33,649
Stock-based compensation expense	18,790	10,143
Impairment charges	16,301	19,420
Operating property expenses	6,961	8,205
Merger and other expenses	(3,983)	665
Reimbursable costs from affiliates	3,050	7,717
Subadvisor fees	—	1,469
	526,117	513,605
Other Income and Expenses
Interest expense	(149,623)	(157,259)
Gain on sale of real estate, net	30,914	32,684
Other gains and (losses)	15,576	39,092
Non-operating income	10,704	10,445
Losses from equity method investments (c)	(4,154)	(10,087)
	(96,583)	(85,125)
Income before income taxes	333,944	303,218
(Provision for) benefit from income taxes	(23,434)	28,122
Net Income	310,510	331,340
Net income attributable to noncontrolling interests (c)	(84)	(10,553)
Net Income Attributable to W. P. Carey	$310,426	$320,787

Basic Earnings Per Share	$1.72	$1.84
Diluted Earnings Per Share	$1.71	$1.84
Weighted-Average Shares Outstanding
Basic	180,753,115	173,879,068
Diluted	181,323,128	174,144,038

Dividends Declared Per Share	$3.150	$3.126
__________
(a)Amount for the three months ended September 30, 2021 is primarily comprised of a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million and net loss on foreign currency transactions of $(7.1) million. Amount for the three months ended September 30, 2020 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $48.8 million.
(b)Amount for the three months ended September 30, 2021 is comprised of a cash dividend of $0.8 million from our investment in preferred shares of Watermark Lodging Trust, realized gains on foreign currency exchange derivatives of $0.4 million and interest income on deposits and loans to affiliates of $0.1 million.
(c)Amount for the nine months ended September 30, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity method investments in CWI 1 and CWI 2. and a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger.

W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income attributable to W. P. Carey	$138,547	$120,245	$149,397
Adjustments:
Depreciation and amortization of real property	114,204	112,997	107,170
Impairment charges	16,301	—	—
Gain on sale of real estate, net	(1,702)	(19,840)	(20,933)
Proportionate share of adjustments to earnings from equity method investments (a) (b) (c)	3,290	3,434	3,500
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(4)
Total adjustments	132,089	96,587	89,733
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	270,636	216,832	239,130
Adjustments:
Other (gains) and losses (f)	(49,219)	(7,545)	(44,648)
Above- and below-market rent intangible lease amortization, net	12,004	14,384	12,472
Straight-line and other rent adjustments	(10,823)	(10,313)	(13,115)
Stock-based compensation	4,361	9,048	4,564
Amortization of deferred financing costs	3,424	3,447	2,932
Merger and other expenses (g)	(908)	(2,599)	(596)
Other amortization and non-cash items	557	563	508
Tax (benefit) expense – deferred and other (h)	(290)	217	(715)
Proportionate share of adjustments to earnings from equity method investments (b)	988	4,650	1,429
Proportionate share of adjustments for noncontrolling interests (d)	(6)	(8)	(6)
Total adjustments	(39,912)	11,844	(37,175)
AFFO Attributable to W. P. Carey (e)	$230,724	$228,676	$201,955

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$270,636	$216,832	$239,130
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.45	$1.20	$1.36
AFFO attributable to W. P. Carey (e)	$230,724	$228,676	$201,955
AFFO attributable to W. P. Carey per diluted share (e)	$1.24	$1.27	$1.15
Diluted weighted-average shares outstanding	186,012,478	180,668,732	175,261,812
W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income from Real Estate attributable to W. P. Carey	$130,858	$114,687	$146,983
Adjustments:
Depreciation and amortization of real property	114,204	112,997	107,170
Impairment charges	16,301	—	—
Gain on sale of real estate, net	(1,702)	(19,840)	(20,933)
Proportionate share of adjustments to earnings from equity method investments (a) (b)	3,290	3,434	3,500
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(4)
Total adjustments	132,089	96,587	89,733
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	262,947	211,274	236,716
Adjustments:
Other (gains) and losses (f)	(48,172)	(7,472)	(44,115)
Above- and below-market rent intangible lease amortization, net	12,004	14,384	12,472
Straight-line and other rent adjustments	(10,823)	(10,313)	(13,115)
Stock-based compensation	4,361	9,048	4,564
Amortization of deferred financing costs	3,424	3,447	2,932
Merger and other expenses (g)	(908)	(2,599)	(1,016)
Tax (benefit) expense – deferred and other	(700)	208	(2,909)
Other amortization and non-cash items	557	563	508
Proportionate share of adjustments to earnings from equity method investments (b)	1,761	3,845	739
Proportionate share of adjustments for noncontrolling interests (d)	(6)	(8)	(6)
Total adjustments	(38,502)	11,103	(39,946)
AFFO Attributable to W. P. Carey – Real Estate (e)	$224,445	$222,377	$196,770

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$262,947	$211,274	$236,716
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.41	$1.17	$1.35
AFFO attributable to W. P. Carey – Real Estate (e)	$224,445	$222,377	$196,770
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.21	$1.23	$1.12
Diluted weighted-average shares outstanding	186,012,478	180,668,732	175,261,812

W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2021	2020
Net income attributable to W. P. Carey	$310,426	$320,787
Adjustments:
Depreciation and amortization of real property	336,405	328,347
Gain on sale of real estate, net	(30,914)	(32,684)
Impairment charges	16,301	19,420
Proportionate share of adjustments to earnings from equity method investments (a) (b) (c) (i)	17,030	34,860
Proportionate share of adjustments for noncontrolling interests (d)	(12)	(14)
Total adjustments	338,810	349,929
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	649,236	670,716
Adjustments:
Above- and below-market rent intangible lease amortization, net	38,503	37,208
Straight-line and other rent adjustments	(29,887)	(31,927)
Stock-based compensation	18,790	10,143
Other (gains) and losses	(15,576)	(39,092)
Amortization of deferred financing costs	10,284	9,014
Merger and other expenses (g)	(3,983)	665
Tax benefit – deferred and other (h) (j) (k)	(3,460)	(48,867)
Other amortization and non-cash items	1,149	1,404
Proportionate share of adjustments to earnings from equity method investments (b)	10,849	6,575
Proportionate share of adjustments for noncontrolling interests (d)	(19)	566
Total adjustments	26,650	(54,311)
AFFO Attributable to W. P. Carey (e)	$675,886	$616,405

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$649,236	$670,716
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$3.58	$3.85
AFFO attributable to W. P. Carey (e)	$675,886	$616,405
AFFO attributable to W. P. Carey per diluted share (e)	$3.73	$3.54
Diluted weighted-average shares outstanding	181,323,128	174,144,038

W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2021	2020
Net income from Real Estate attributable to W. P. Carey	$290,132	$329,722
Adjustments:
Depreciation and amortization of real property	336,405	328,347
Gain on sale of real estate, net	(30,914)	(32,684)
Impairment charges	16,301	19,420
Proportionate share of adjustments to earnings from equity method investments (a) (b)	17,030	10,217
Proportionate share of adjustments for noncontrolling interests (d)	(12)	(14)
Total adjustments	338,810	325,286
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	628,942	655,008
Adjustments:
Above- and below-market rent intangible lease amortization, net	38,503	37,208
Straight-line and other rent adjustments	(29,887)	(31,927)
Stock-based compensation	18,790	9,452
Other (gains) and losses	(13,455)	(38,579)
Amortization of deferred financing costs	10,284	9,014
Merger and other expenses (g)	(3,998)	(213)
Tax benefit – deferred and other (j)	(3,087)	(43,916)
Other amortization and non-cash items	1,149	1,205
Proportionate share of adjustments to earnings from equity method investments (b)	9,928	631
Proportionate share of adjustments for noncontrolling interests (d)	(19)	566
Total adjustments	28,208	(56,559)
AFFO Attributable to W. P. Carey – Real Estate (e)	$657,150	$598,449

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$628,942	$655,008
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$3.47	$3.76
AFFO attributable to W. P. Carey – Real Estate (e)	$657,150	$598,449
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$3.62	$3.44
Diluted weighted-average shares outstanding	181,323,128	174,144,038
__________
(a)Amount for the nine months ended September 30, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Amount for the nine months ended September 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(f)Adjustment amounts for the three months ended September 30, 2021 are primarily comprised of a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million and net loss on foreign currency transactions of $(7.1) million. Adjustment amounts for the three months ended September 30, 2020 include a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $48.8 million.
(g)Amounts for the three months ended September 30, 2021 and June 30, 2021, and the nine months ended September 30, 2021, are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(h)Amount for the nine months ended September 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares (previously issued by CWI 1 and CWI 2 to us for asset management services performed) in connection with the CWI 1 and CWI 2 merger.
(i)Amount for the nine months ended September 30, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity method investments in CWI 1 and CWI 2.
(j)Amount for the nine months ended September 30, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.
(k)Amount for the nine months ended September 30, 2020 includes a one-time tax benefit of $6.0 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 12

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2021 Earnings Release 8-K – 13